EXTENSION AGREEMENT

This Extension Agreement (the "Agreement") is made and entered into effective as of the 31st day of December, 2004 (the "Effective Date"), between RANCHO SANTA MONICA DEVELOPMENTS INC., a Nevada corporation, (the "Company") and GRAHAM G. ALEXANDER (the “Consultant”).

WHEREAS:

A.          The Company entered into a management consulting agreement dated effective October 1, 2004 (the “Consulting Agreement”), pursuant to which the Consultant agreed to act as President of the Company and to provide certain consulting services to the Company as set out in the Consulting Agreement.

B.          The Company wishes to extend the term of the Consulting Agreement on the terms and subject to the conditions of this Agreement.

THIS AGREEMENT WITNESSES THAT in consideration of the premises and mutual covenants contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:

1.           EXTENSION OF TERM

1.1          Effective December 31, 2004 the term of the Consulting Agreement shall hereby be extended for twelve (12) months (the “Extension”).

2.          CONSULTANT FEE

2.1        During the term of the Extension, the Company shall pay the Consultant a consultant fee in consideration of the provision of the Consulting Services equal to $800 US per month (the "Consultant Fee").

3.          MISCELLANEOUS

3.1        Except as modified herein, the Consulting Agreement, and all of the terms and conditions thereof, shall remain in full force and effect.

3.2        All capitalized terms not defined herein shall have the meaning ascribed to them in the Consulting Agreement.

3.3        This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and each party hereto adjourns to the jurisdiction of the courts of the Province of British Columbia.

3.4        This Agreement is intended to be performed in accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules and regulations. If any provision of this Agreement, or the application thereof to any person or circumstance, shall, for any reason and to any extent, be held invalid or unenforceable, such invalidity and unenforceability shall not affect the remaining provisions hereof and the application of such provisions to other persons or circumstances, all of which shall be enforced to the greatest extent permitted by law.

IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement as of the date first written above.

RANCHO SANTA MONICA DEVELOPMENTS INC. by its authorized signatory:

/s/ Graham Alexander
Signature of Authorized Signatory

Graham Alexander
Name of Authorized Signatory

President, Director
Position of Authorized Signatory

SIGNED, SEALED AND DELIVERED BY GRAHAM G. ALEXANDER in the presence of:

/s/ John Smith
Signature of Witness

John Smith	/s/ Graham G. Alexander
Address of Witness	GRAHAM G. ALEXANDER